NASDAQ: WFBI Investor Presentation May 14, 2015

NASDAQ: WFBI Disclaimer WashingtonFirst Bankshares, Inc. and Subsidiary (the “Company”) make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include: statements regarding the acquisition of 1st Portfolio Holding Company, including financial projections related to the transaction, statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risks; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, the Company’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results. Please also see the discussion of “RISK FACTORS” in the Company’s 10-K dated March 16, 2015 which is available online at www.sec.gov. For further information on the company please contact: Matthew R. Johnson Executive Vice President / Chief Financial Officer (703) 840-2422 mjohnson@wfbi.com 1

NASDAQ: WFBI About WashingtonFirst 2 • Established in 2004; headquartered in Reston, VA • Stock traded on NASDAQ under the symbol “WFBI” – $153 million market cap • 17 branches in Washington, DC metro area – In process of opening two new branches in 2015 • $1.4 billion in assets as of March 31, 2015 – 13% increase compared to one year earlier • 1st quarter 2015 earnings per share of $0.28, fully diluted – 47% increase compared to same period last year • Quarterly cash dividend of $0.05 per share • Tangible common equity / tangible assets: 8.22% • Non-performing assets / total assets: 0.64%

NASDAQ: WFBI About 1st Portfolio 3 • Headquartered in Fairfax, VA • Two subsidiaries • 1st Portfolio Lending Corporation • 1st Portfolio Wealth Advisors • Financial highlights • 2014 net income of $1.1 million (audited) • 1st quarter 2015 net income of $0.6 million • LTM consolidated pre-tax income of $2.4 million • Total assets of $61.5 million (as of March 31, 2015) • Tangible net worth of $7.6 million (as of March 31, 2015)

NASDAQ: WFBI 1st Portfolio Lending Corporation 4 • Licensed in VA-MD-DC-DE-PA-FL-NC • Approved FNMA/FHLMC Seller • Offices in Fairfax and Rockville; 41 employees • Historical mortgage origination volume – 2010: $102 million – 2011: $138 million – 2012: $255 million – 2013: $345 million – 2014: $369 million – 1st quarter 2015: $167 million • 2014-2015 business mix – 98.9% VA/MD/DC; 1.1% elsewhere – 2014 67% purchase loans; 33% refinances • 2014 revenue of $9.7 million – 5.4% increase compared to previous year • 1st quarter 2015 revenue of $4.4 million – 238% increase compared to same period last year

NASDAQ: WFBI 1st Portfolio Wealth Advisors 5 • SEC Registered Investment Advisor • $230 million under management as of March 31, 2015 – 21% increase compared to one year earlier • 165 clients (80% in VA/MD/DC); 6 employees • 2014 revenue of $1.58 million – 19% increase compared to previous year • 1st quarter 2015 revenue of $0.4 million – 9% increase compared to same period last year

NASDAQ: WFBI About The Deal 6 • Two components of the transaction – Part 1 – Acquisition of fee-generating businesses to complement and diversify WFBI’s existing revenue stream – Part 2 – Potential for cost-effective increase in equity capital involving influential local shareholders (up to $7.0 million) • All stock transaction with WFBI common stock valued at $16.00 per share, subject to cash payments to non- accredited shareholders of 1st Portfolio • 10% of Part 1 consideration ($766,000) held in escrow for 12 months to cover any inaccuracy in or breach of any representation, warranty, or covenant • Expected closing within 60-90 days

NASDAQ: WFBI Part 1 – Acquisition (Benefit) 7 LTM consolidated pre-tax income (1st Portfolio) $ 2,423,000 Estimated reduction in interest expense + 687,000 LTM adjusted pre-tax income 3,110,000 WFBI income tax at 35.4% - 1,101,000 Pro forma LTM net income $ 2,009,000

NASDAQ: WFBI Part 1 – Acquisition (Cost) 8 Purchase price (including TNW of $2.5 million) $ 7,663,000 Assume employee stock options (estimate) 394,000 TOTAL COST (including escrow amount; no excess capital) $ 8,057,000 P/E Ratio (based on pro forma LTM net income) 4.0x

NASDAQ: WFBI Part 2 – Potential Increase in Capital 9 • Up to $7 million of “excess capital” may remain within 1st Portfolio and be exchanged tax-free for WFBI stock valued at $16.00 per share – Private placement of WFBI common stock as merger consideration; no placement or underwriting fees – An additional $7 million in equity capital would increase WFBI’s 03/31/2015 TCE/TA ratio, on a pro forma basis, from 8.22% to 8.67% • 1st Portfolio is owned by 55 shareholders with established, meaningful ties to the local business community, many of whom are well-known to WFBI directors and management • Additional local retail investor base would add balance to ownership profile in context of recent capital raise from institutional investors • Issuance of shares at a premium to TBV would offset some of the TBV dilution resulting from Part 1 of the transaction

NASDAQ: WFBI Transaction Impact 10 • Immediately accretable to EPS – New revenue channels – Reduction in 1st Portfolio’s interest expense – Other lesser overhead synergies • 2-3% dilutive to WFBI’s tangible book value • Earn back in 2-3 years

NASDAQ: WFBI Intangibles 11 • Major strengths of this combination – Principals of both companies are well known to each other over a number of years – Both companies enjoy excellent reputations for integrity, customer service, and regulatory compliance – 1st Portfolio management has a strong track record, in good times and bad, both inside and outside of a commercial bank environment • Challenges – Volatility and rate-sensitivity of the mortgage business – Management / integration / cultural issues arising from different business models

NASDAQ: WFBI Locations WFB Branches WFB Headquarters WFB Future Branches 1st Portfolio Offices 12

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